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Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K into the Company's previously filed Registration Statement Nos. 333-4802 and 333-44143.

/s/ ARTHUR ANDERSEN LLP

Seattle, Washington
March 22, 2001

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS